UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2004

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25395	77-0501994
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

35 Dory Road, Gloucester, MA	01930
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (978) 282-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8. Other Events

Item 8.01 Other Events.

On October 7, 2004, Varian Semiconductor Equipment Associates, Inc. (“Varian Semiconductor”) issued a press release announcing that it has received a $22 million payment from Applied Materials, Inc. (“Applied Materials”). Applied Materials made this payment as the result of an arbitration panel ruling in the second phase of the arbitration between Varian Semiconductor and Applied Materials on the validity of several patents of Varian Semiconductor. The payment represents Applied Materials’ estimate of the aggregate amount of back royalties plus interest it owes to Varian Semiconductor under the patent license agreement between Varian Semiconductor and Applied Materials dated January 1, 1992. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. The reader is advised to read the press release in its entirety.

Section 9. Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1	Press Release of Varian Semiconductor Equipment Associates, Inc., dated October 7, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.
(Registrant)

By:	/s/ Robert J. Halliday
Name:	Robert J. Halliday
Title:	Vice President and Chief Financial Officer

Date: October 7, 2004

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated October 7, 2004